FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 25049


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

Date of Report (Date of earliest event reported): May 7, 1998.


                         First Financial Bancorporation
             ------------------------------------------------------

             (Exact name of registrant as specified in its charter)


        Iowa                       0-14280                   42-1259867
-----------------------------   ---------------       --------------------------
(State or other jurisdiction   (Commission file       RS Employer Identification
 of incorporation)                 Number)                    Number)

204 East Washington Street, Iowa City, Iowa      52244-1880
-------------------------------------------     -----------
(Address of principal executive offices)          Zip Code

Registrant's telephone number, including area code:  (319) 356-9000
                                                     --------------

                   Not applicable
------------------------------------------------------------
(Former name or former address, if changed since last report)

     On May 7, 1998, First Financial Bancorporation, a corporation organized and existing under the laws of the State of Iowa ("First Financial"), and Mercantile Bancorporation, a corporation organized and existing under the laws of the State of Missouri ("Mercantile"), and each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which First Financial will be merged with Ameribanc, Inc., a Missouri corporation and a wholly owned subsidiary of Mercantile (the "Merger"). The Board of Directors of First Financial approved the Merger at its meeting held on May 4, 1998.

     In accordance with the terms of the Merger Agreement, (i) each share of First Financial common stock, par value $1.25 per share ("First Financial Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.88 of a share (the "Exchange Ratio") of Mercantile common stock, par value $5.00 per share ("Mercantile Common Stock"), and the associated preferred share purchase rights under Mercantile's Rights Agreement, dated May 23, 1988.

     The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

     Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of First Financial of appropriate matters relating to the Merger Agreement and the Merger; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve system and other federal and state regulatory authorities as necessary;
(iii) receipt of an opinion of counsel as to the tax treatment of certain aspects of the Merger; (iv) registration of the shares of Mercantile Common Stock to be issued in the Merger under the Securities Act of 1933, as amended (the "1933 Act"); and (v) satisfaction of certain other conditions. The directors of First Financial have agreed with Mercantile to vote all shares of First Financial Common Stock owned by them for the approval of the Merger and not to sell any of such shares other than pursuant to the Merger without Mercantile's consent.

     The Merger Agreement and the transactions contemplated thereby will be submitted for approval at a meeting of the shareholders of First Financial. Prior to such meeting, Mercantile will file a registration statement with the Securities and Exchange Commission registering under the 1933 Act the Mercantile stock to be issued in the Merger. Such shares of Mercantile stock will be offered to First Financial shareholders pursuant to a prospectus that will also serve as a proxy statement for the shareholder's meeting.

     The preceding description of the Merger Agreement is qualified its entirety by reference to the copy of the Merger Agreement included as Exhibit 2.1 hereto and which is hereby incorporated herein by reference.

     In connection with the Merger Agreement, First Financial and Mercantile entered into a Stock Option Agreement, dated May 7, 1998 (the "Stock Option Agreement"), pursuant to which First Financial granted to Mercantile an irrevocable option to purchase, under certain circumstances, up to 707,189 shares of First Financial Common Stock at a price of $37.75 per share (the "Mercantile

Option"). The Mercantile Option, if exercised, would equal, before giving effect to the exercise of the Mercantile Option, 19.9% of the total number of shares of First Financial Common Stock issued and outstanding at the time of exercise. The Mercantile Option was granted by First Financial as a condition and inducement to Mercantile's willingness to enter into the Merger Agreement. Under certain circumstances, First Financial may be required to repurchase the Mercantile Option or the shares acquired pursuant to the exercise of the Mercantile Option.

     The preceding description of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as
Exhibit 2.2 hereto and which is hereby incorporated herein by reference.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

        (a) -- (b) Not applicable.

        (c)    Exhibits.

              2.1 Agreement and Plan of Merger dated as of May 7, 1998, among Mercantile Bancorporation, Inc., Ameribanc, Inc. and First Financial Bancorporation.

              2.2 Stock Purchase Agreement dated as of May 7, 1998, between Mercantile Bancorporation, Inc., as grantee, and First Financial Bancorporation, as issuer.

             99.1 Text of press release dated May 8, 1998, issued by First Financial Bancorporation.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                 FIRST FINANCIAL BANCORPORATION


Date:  May 15, 1998                              By:\\Robert M. Sierk
       ------------                                 --------------------
                                                      Robert M. Sierk
                                                      President and
                                                      Chief Executive Officer

                                  EXHIBIT INDEX
                                                                    Sequentially
Exhibit                                                               Numbered
Number     Description of Exhibit                                       Page

2.1        Agreement and Plan of Merger dated as of May 7,                12
           1998 among Mercantile Bancorporation, Inc.,
           Ameribanc, Inc. and First Financial Bancorporation.

2.2        Stock Purchase Agreement dated as of May 7, 1998 among         56
           Mercantile Bancorporation, Inc., as grantee, and First
           Financial Bancorporation, as issuer.

99.1       Text of press release dated May 8, 1998, issued by First       64
           Financial Bancorporation.

                                   EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      among

                         MERCANTILE BANCORPORATION INC.,
                             a Missouri corporation

                                       and

                                AMERIBANC, INC.,
                             a Missouri corporation

                                       and

                         FIRST FINANCIAL BANCORPORATION,
                               an Iowa corporation




                -------------------------------------------------



                                   May 7, 1998

                                TABLE OF CONTENTS

                                                                          Page
Recitals....................................................................12

                                    ARTICLE I
                                    ---------
                                   THE MERGER
    1.01   The Merger.......................................................12
           ----------
    1.02   Closing..........................................................12
           -------
    1.03   Effective Time...................................................12
           --------------
    1.04   Additional Actions...............................................13
           ------------------
    1.05   Articles of Incorporation and By-Laws............................13
           -------------------------------------
    1.06   Board of Directors and Officers..................................13
           -------------------------------
    1.07   Conversion of Securities.........................................13
           ------------------------
    1.08   Exchange Procedures..............................................14
           -------------------
    1.09   No Fractional Shares.............................................15
           --------------------
    1.10   Dissenting Shares................................................15
           -----------------
    1.11   Closing of Stock Transfer Books..................................15
           -------------------------------
    1.12   Anti-Dilution....................................................16
           -------------
    1.13   Reservation of Right to Revise Transaction.......................16
           ------------------------------------------
    1.14   Material Adverse Effect..........................................16
           -----------------------
    1.15   Knowledge........................................................16
           ---------
                                   ARTICLE II
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF SELLER

    2.01   Organization and Authority.......................................17
           --------------------------
    2.02   Subsidiaries.....................................................17
           ------------
    2.03   Capitalization...................................................17
           --------------
    2.04   Authorization....................................................18
           -------------
    2.05   Seller Financial Statements......................................19
           ---------------------------
    2.06   Seller Reports...................................................19
           --------------
    2.07   Title to and Condition of Assets.................................20
           --------------------------------
    2.08   Real Property....................................................20
           -------------
    2.09   Taxes............................................................21
           -----
    2.10   Material Adverse Effect..........................................22
           -----------------------
    2.11   Loans, Commitments and Contracts.................................22
           --------------------------------
    2.12   Absence of Defaults..............................................24
           -------------------
    2.13   Litigation and Other Proceedings.................................24
           --------------------------------

                                                                         Page
    2.14   Directors' and Officers' Insurance..............................24
           ----------------------------------
    2.15   Compliance with Laws............................................24
           --------------------
    2.16   Labor...........................................................26
           -----
    2.17   Material Interests of Certain Persons...........................26
           -------------------------------------
    2.18   Allowance for Loan and Lease Losses;
           ------------------------------------
           Non-Performing Assets; Financial Assets.........................26
           ---------------------------------------
    2.19   Employee Benefit Plans..........................................27
           ----------------------
    2.20   Conduct of Seller to Date.......................................28
           -------------------------
    2.21   Absence of Undisclosed Liabilities..............................29
           ----------------------------------
    2.22   Proxy Statement, Etc............................................29
           ---------------------
    2.23   Registration Obligations........................................30
           ------------------------
    2.24   Tax, Regulatory and Accounting Matters..........................30
           --------------------------------------
    2.25   Brokers and Finders.............................................30
           -------------------
    2.26   Interest Rate Risk Management Instruments.......................30
           -----------------------------------------
    2.27   Accuracy of Information.........................................30
           -----------------------
    2.28   Year 2000 Compliant.............................................30
           -------------------

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

    3.01   Organization and Authority......................................31
           --------------------------
    3.02   Capitalization of Mercantile....................................31
           ----------------------------
    3.03   Authorization...................................................32
           -------------
    3.04   Mercantile Financial Statements.................................32
           -------------------------------
    3.05   Mercantile Reports..............................................33
           ------------------
    3.06   Material Adverse Effect.........................................33
           -----------------------
    3.07   Registration Statement, Etc.....................................33
           ---------------------------
    3.08   Brokers and Finders.............................................33
           -------------------
    3.09   Accuracy of Information.........................................33
           -----------------------

                                   ARTICLE IV
                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

    4.01   Conduct of Businesses Prior to the Effective Time...............33
           -------------------------------------------------
    4.02   Forbearances of Seller..........................................33
           ----------------------
    4.03   Forbearances of the Buyers......................................35
           --------------------------

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

    5.01   Access and Information; Due Diligence...........................36
           -------------------------------------

                                                                         Page
    5.02   Registration Statement; Regulatory Matters......................36
           ------------------------------------------
    5.03   Shareholder Approval............................................37
           --------------------
    5.04   Current Information.............................................37
           -------------------
    5.05   Conforming Entries..............................................37
           ------------------
    5.06   Environmental Reports...........................................38
           ---------------------
    5.07   Agreements of Affiliates........................................38
           ------------------------
    5.08   Expenses........................................................38
           --------
    5.09   Miscellaneous Agreements and Consents...........................39
           -------------------------------------
    5.10   Employee Agreements and Benefits................................39
           --------------------------------
    5.11   Press Releases..................................................40
           --------------
    5.12   State Takeover Statutes.........................................40
           -----------------------
    5.13   Directors' and Officers' Indemnification........................40
           ----------------------------------------
    5.14   Tax Opinion Certificates........................................40
           ------------------------
    5.15   Employee Stock Options..........................................40
           ----------------------
    5.16   Best Efforts to Insure Pooling..................................41
           ------------------------------
                                   ARTICLE VI
                                   CONDITIONS
    6.01   Conditions to Each Party's Obligation To Effect the Merger......41
           ----------------------------------------------------------
    6.02   Conditions to Obligations of Seller.............................41
           -----------------------------------
    6.03   Conditions to Obligations of the Buyers.........................41
           ---------------------------------------
                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER
    7.01   Termination.....................................................43
           -----------
    7.02   Effect of Termination...........................................43
           ---------------------
    7.03   Amendment.......................................................43
           ---------
    7.04   Waiver..........................................................43
           ------
                                  ARTICLE VIII
                               GENERAL PROVISIONS
    8.01   Non-Survival of Representations, Warranties and Agreements......44
           ----------------------------------------------------------
    8.02   Indemnification.................................................44
           ---------------
    8.03   No Assignment; Successors and Assigns...........................44
           -------------------------------------
    8.04   Severability....................................................44
           ------------
    8.05   No Implied Waiver...............................................45
           -----------------
    8.06   Headings........................................................45
           --------
    8.07   Entire Agreement................................................45
           ----------------
    8.08   Counterparts....................................................45
           ------------
    8.09   Notices.........................................................45
           -------
    8.10   Governing Law...................................................46
           -------------
                                       10

LIST OF EXHIBITS                                                         Page

Exhibit A - Affiliate Letter                                               47
Exhibit B - Director/Officer Certificate                                   49
Exhibit C - Legal Opinion of Buyers' Counsel                               50
Exhibit D - Legal Opinion of Seller's Counsel                              53


LIST OF SCHEDULES

Schedule 2.01         Articles/Bylaws                                      --
Schedule 2.02         Subsidiaries/Equity Securities                       --
Schedule 2.03         Seller Stock Plans                                   --
Schedule 2.04(b)      Authorizations                                       --
Schedule 2.05(a)      Seller Financial Statements                          --
Schedule 2.08(a)      Owned Real Property/Leased Real Property             --
Schedule 2.08(c)      Interests in Real Property                           --
Schedule 2.09         Taxes                                                --
Schedule 2.11(a)      Deposits/Commitments                                 --
Schedule 2.11(b)      Contracts                                            --
Schedule 2.11(c)      Insurance                                            --
Schedule 2.11(f)      Loans                                                --
Schedule 2.13         Litigation                                           --
Schedule 2.15(c)      Compliance with Laws                                 --
Schedule 2.18(c)      Real Estate Acquired through Foreclosure and
                      Repossession                                         --
Schedule 2.18(f)      Investment Securities                                --
Schedule 2.19(a)      Employee Benefit Plans                               --
Schedule 2.19(d)      Post-Retirement Health and Medical Benefits          --
Schedule 2.19(f)      Change in Control Payments                           --
Schedule 2.20         Conduct of Seller                                    --
Schedule 2.26(a)      Derivative Securities                                --
Schedule 2.28         Material Computer Software, Firmware and Hardware    --
Schedule 4.02         Forbearances of Seller                               --
Schedule 5.07         Affiliates                                           --

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of May 7, 1998 by and among Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile"), Ameribanc, Inc., a Missouri corporation ("Merger Sub" and, collectively, with Mercantile, the "Buyers"), and First Financial Bancorporation ("First Financial"), an Iowa corporation ("Seller").

     WHEREAS, Merger Sub is a wholly owned subsidiary of Mercantile, and each of Mercantile and Merger Sub is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

     WHEREAS, Seller is registered as a bank holding company under the BHCA; and

     WHEREAS, the respective Boards of Directors of Seller and Merger Sub and the Executive Committee of the Board of Directors of Mercantile have approved the merger (the "Merger") of Seller with and into Merger Sub pursuant to the terms and subject to the conditions contained in this Agreement; and

     WHEREAS, the parties desire to provide certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I
                                    ---------
                                   THE MERGER

     1.01 The Merger. Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with Chapter 351 of the Missouri Revised Statutes (the "Missouri Statute") and Section 490.1106 of the Iowa Business Corporation Act (the "IBCA"), and the separate corporate existence of Seller shall cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

     1.02 Closing. The closing (the "Closing") of the Merger, unless the parties hereto shall otherwise mutually agree, shall take place at the offices of Mercantile in St. Louis, Missouri, at 10:00 am, local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the "Closing Date").

     1.03 Effective Time. The Merger shall become effective (the "Effective Time") upon the later of (i) the issuance of a Certificate of Merger by the Office of the Secretary of State of the State of Missouri and (ii) the filing of Articles of Merger with the Office of the Secretary of State of Iowa. Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (A) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (B) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Secretary of State of the State of Missouri and the Secretary of State of the State of Iowa, for filing, Articles of Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the Missouri Statute and the IBCA.

     1.04 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a)  vest,  perfect  or  confirm,  of  record  or  otherwise,  in the  Surviving
Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub, or (b) otherwise carry out the purposes of this Agreement, Seller and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

     1.05 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and ByLaws of the Surviving Corporation following the Merger, unless otherwise repealed or amended.

     1.06 Board of Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with the Surviving Corporation's By-Laws and applicable law.

     1.07 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyers, Seller or the holder of any of the following securities:

          (a) Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

          (b) Subject to Sections 1.09, 1.10 and 1.12 hereof, each share of common stock, $1.25 par value, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in Section 1.10 hereof), shall cease to be outstanding and shall be converted into and become the right to receive 0.88 shares (the "Exchange Ratio") of common stock, $0.01 par value, and the associated "Rights" under the "Rights Agreement," as those terms are defined in
     Section 3.02 hereof, of Mercantile (collectively, "Mercantile Common Stock"); provided, however, that any Seller Common Stock held by Seller, Mercantile or any of their respective Subsidiaries (as defined in Section
     2.02 hereof), in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and shall not be exchanged for shares of Mercantile Common Stock. The Exchange Ratio was computed by (i) aggregating (A) the total number of shares of Seller Common Stock that were issued and outstanding on the date of this Agreement (as set forth in Section 2.03 hereof) with (B) the total number of shares of Seller Common Stock that are reserved for issuance pursuant to options or other rights relating to Seller Common Stock and outstanding as of the date of this Agreement (as set forth in Section 2.03 hereof) and dividing such number of shares of Seller Common Stock (computed by aggregating (A) and (B) hereof (the "Fully Diluted Shares")) into (ii) 3,194,844, the aggregate number of shares of Mercantile Common Stock to be issued in the Merger.

     1.08 Exchange Procedures.
          -------------------

          (a) As soon as practicable following the Effective Time, Mercantile shall mail or cause to be mailed to holders of record of certificates formerly representing Seller Common Stock (the "Certificates"), as identified on the Seller Shareholder List (as provided pursuant to Section 1.11(b) hereof), letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to Mercantile's duly appointed exchange agent (the "Exchange Agent"), or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").

          (b) Subject to Sections 1.09, 1.10 and 1.12 hereof, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to a certificate or certificates representing the number of full shares of Mercantile Common Stock into which the Certificate so surrendered shall have been converted pursuant to this Agreement, and any distribution theretofore declared and not yet paid with respect to such shares of Mercantile Common Stock and any amount due with respect to fractional shares, without interest (collectively, the "Merger Consideration"). Such shares of Mercantile Common Stock, any amount due with respect to fractional shares and any distribution shall be delivered by the Exchange Agent to each such holder as promptly as practicable after such surrender.

          (c)  Each  outstanding  Certificate,  until  duly  surrendered  to the
     Exchange Agent, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

          (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration to which the shareholder may be entitled pursuant to the provisions of Section 1.07 hereof. After the closing of the transfer books as described in Section 1.11 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be canceled against delivery of the Merger Consideration. Neither Buyers nor the Exchange Agent shall be obligated to deliver the Merger Consideration until such holder surrenders the Certificates or furnishes the Required
     Documentation as provided herein. No dividends or distributions declared after the Effective Time (including any redemption by Mercantile of the Rights associated therewith) on the Mercantile Common Stock will be remitted to any person entitled to receive Mercantile Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common Stock or furnishes the Required Documentation, at which time such dividends or distributions shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an affiliate shall not be exchanged until Buyers have received a written agreement from such affiliate as required pursuant to Section 5.07 hereof. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration issuable or payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     1.09 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger. Each holder of Seller Common Stock who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive (by check from the Exchange Agent, mailed to the shareholder with the certificate(s) for Mercantile Common Stock which such holder is to receive pursuant to the Merger) in lieu thereof, cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing stock price of Mercantile Common Stock on the New York Stock Exchange (the "NYSE") Composite Tape as reported in The Wall Street Journal on the Closing Date. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     1.10 Dissenting Shares.
          ------------------

          (a) "Dissenting Shares" means any shares of Seller Common Stock held by any holder who becomes entitled to payment of the fair value of such shares under Division XIII of the IBCA. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the IBCA; provided, however, that if, in accordance with the IBCA, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such Dissenting Shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

          (b) Seller shall give to Mercantile (i) prompt notice of any written objections to the Merger and/or any written demands for the payment of the fair value of any shares of Seller Common Stock, withdrawals of such demands, and any other instruments served pursuant to Division XIII of the IBCA received by Seller, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the IBCA. Seller shall not voluntarily make any payment with respect to demands for payment of fair value and shall not, except with the prior consent of Mercantile, settle or offer to settle any such demands.

     1.11 Closing of Stock Transfer Books.

          (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock that is not registered in the transfer records prior to the closing of such record books, the Merger Consideration issuable or payable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

          (b) At the Effective Time, Seller shall provide Buyers with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books or corporate records as of the closing of said transfer books, including the names, addresses,certificate numbers and taxpayer identification numbers of such holders (the "Seller Shareholder List"). Buyers shall be entitled to rely upon the Seller Shareholder List to establish the identity of those persons entitled to receive the Merger Consideration, which list shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     1.12 Anti-Dilution. If between the date of this Agreement and the Effective Time a share of Mercantile Common Stock shall be changed into a different number of shares of Mercantile Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or adjustments will be made to the Exchange Ratio such that each holder of Seller Common Stock shall be entitled to receive such number of shares of Mercantile Common Stock or other securities as such shareholder would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.

     1.13 Reservation of Right to Revise Transaction. Buyers may at any time change the method of effecting the acquisition of Seller by Buyers (including, without limitation, the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including, without limitation, to provide for (i) a merger of Merger Sub with and into Seller, in which Seller is the surviving corporation, or (ii) a merger of Seller directly into Mercantile, in which Mercantile is the surviving corporation; provided, however, that no such change shall (A) alter or change the amount or kind of the Merger Consideration to be received by the holders of Seller Common Stock, (B) adversely affect the tax treatment to Seller shareholders, as generally described in Section 6.01(e) hereof, (C) materially impede or delay receipt of any approvals referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement, or (D) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment unless Buyers first waive Seller's covenants set forth in Sections 5.02(b) and 5.16 hereof and the condition to Buyers' obligation to consummate the Merger set forth in Section 6.03(f) hereof.

     1.14 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its Subsidiaries (as defined in
Section 2.02(a)), taken as a whole as reflected in the Seller Financial Statements (as defined in Section 2.05(b)) or the Mercantile Financial Statements (as defined in Section 3.04), as the case may be; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iii) a change disclosed in the Seller Financial Statements or the Mercantile Financial Statements, as the case may be; (iv) any charges taken by Mercantile in connection with pending or completed acquisitions or the disposition of certain businesses or lines of business; or (v) in the case of Seller, any financial change resulting from adjustments made pursuant to Section 5.05 or 5.09(b) hereof.

     1.15 Knowledge. As used in this Agreement, the term "knowledge" or "best knowledge" shall mean those facts known by the executive officers of Buyers or Seller, as the case may be.

                                   ARTICLE II
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller hereby represents and warrants to the Buyers as follows:

     2.01 Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure of Seller to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries (as defined in Section 2.02(a)), taken as a whole, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. True and complete copies of the Articles of Incorporation and By-Laws of Seller and the Articles of Association and By-Laws of First National Bank Iowa ("FNBI"), a national banking association and a wholly owned Subsidiary of Seller, each as in effect on the date of this Agreement, are attached hereto as
Schedule 2.01.

     2.02 Subsidiaries.
          -------------

          (a) Schedule 2.02 sets forth a complete and correct list of all of Seller's "Subsidiaries" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"); each a "Seller Subsidiary" and, collectively, the "Seller Subsidiaries"), and all outstanding Equity Securities (as defined in Section 2.03) of each Seller Subsidiary, all of which are owned directly or indirectly by Seller. Except as disclosed in Schedule 2.02, all of the outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation, bank or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Except as set forth in Schedule 2.02, neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities (as defined in Section 2.03) or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Seller Subsidiaries in Schedule 2.02 hereof.

          (b) FNBI is a national banking association duly organized and validly existing under the laws of the United States of America.

     2.03  Capitalization.  The authorized  capital stock of Seller consists of:
(i) 15,000,000 shares of Seller Common Stock, of which, as of March 31, 1998, 3,553,717 shares were issued and outstanding. As of March 31, 1998, Seller had reserved 297,738 shares of Seller Common Stock for issuance under Seller's stock option and incentive plans (including grants reflected in the Board minutes), a list of which is set forth on Schedule 2.03 (the "Seller Stock Plans"), pursuant to which options ("Seller Employee Stock Options") covering 76,788 shares of Seller Common Stock were outstanding as of March 31, 1998. Since March 31, 1998, no Equity Securities of Seller have been issued, other than shares of Seller Common Stock which may have been issued upon the exercise of Seller Stock

Options. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Seller. Neither Seller nor any Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Seller nor any Seller Subsidiary will take any action that would prevent the Merger from qualifying for pooling-of-interests ac counting treatment.

     2.04 Authorization.
          -------------

          (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the shareholders of Seller and the Regulatory Authorities (as defined in
     Section 2.06), to carry out its obligations hereunder. The only shareholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least two thirds of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's shareholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Sell er enforceable against Seller in accordance with its terms.

          (b) Except as disclosed on Schedule 2.04(b), neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its Certificate or Articles of Incorporation, charter or By-Laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller o any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, other than those as to which any such violation, conflict, breach, event, termination, acceleration or creation would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.04, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets.

          (c) Other than in connection or in compliance with the provisions of the Missouri Statute, the IBCA, the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required unde the BHCA, or any required approvals of the Federal Reserve Board, the FDIC or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

     2.05 Seller Financial Statements.
          ----------------------------

          (a) Attached hereto as Schedule 2.05(a) are copies of the Seller's Annual Report to Shareholders for the year ended December 31, 1997.

          (b) The financial  statements contained in the documents referenced in
     Schedule 2.05(a) are referred to collectively as the "Seller Financial Statements." The Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") during the periods involved, and present fairly the consolidated financial position of Seller and the Seller Subsidiaries at the dates thereof and the consolidated results of operations, changes r in shareholders' equity and cash flows, as applicable, of Seller and the Seller Subsidiaries for the periods stated therein.

          (c) Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial books and records which fairly reflect in all material respects their respective financial conditions, results of operations, changes in shareholders' equity and cash flows.

     2.06 Seller Reports. Since January 1, 1995, each of Seller and the Seller Subsidiaries has timely filed any and all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC and (iv) any federal, state, municipal or local government, securities, banking, savings and loan, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

     2.07 Title to and Condition of Assets.
          --------------------------------

          (a) Except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section
     2.08 hereof), Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), fre and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent, (ii) as set forth or described in the Seller Financial Statements or any subsequent Seller Financial Statements delivered to Buyers prior to the Effective Time, and (iii) pledges to secure deposits and other Liens incurred in the ordinary course of business.

          (b) No material properties or assets that are reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of December 31, 1997, have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

          (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

          2.08 Real Property.
               -------------

               (a) A list of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law) is set forth in Schedule 2.08(a) under the heading "Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.08(a) under the heading "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Seller shall update Schedule 2.08(a) within ten (10) days of acquiring any Owned Real Property or leasing any Leased Real Property after the date hereof. Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

               (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

               (c) Except as disclosed on Schedule 2.08(c), neither Seller nor any of the Seller Subsidiaries has any interest in any real property other than as described above in Section 2.08(a) except interests as a mortgagee, any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law and property held by any Seller Subsidiary in its fiduciary capacity.

               (d) To the  best  knowledge  of  Seller,  none of the  buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

               (e) None of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

               (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties.

               (g) Neither Seller nor any of the Seller Subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any Real Property of any Toxic Substance, except in accordance in all material respects with all applicable federal, state and local laws and regulations. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup. There are no underground storage tanks located on, in or under any Owned Real Property or Leased Real Property.

     2.09 Taxes. Seller and each Seller Subsidiary have timely filed or will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has any material liability for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely) against Seller or any of the Seller Subsidiaries which have not been settled or would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. Except as set forth on Schedule 2.09, no federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven most recent full calendar years. Except as set forth on Schedule 2.09, there is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Except as set forth on Schedule 2.09 hereof, neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any ta x due that is currently in effect.

     2.10 Material Adverse Effect. Since December 31, 1997, there has been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

     2.11 Loans, Commitments and Contracts.
          --------------------------------

          (a) Schedule 2.11(a) contains a complete and accurate listing, as of December 31, 1997, of all contracts entered into with respect to deposits and repurchase agreements of $1,000,000 or more, by account, and, as of December 31, 1997, all loan agreements, notes, security agreements, bankers' acceptances, outstanding letters of credit, participation agreements, and other documents relating to or involving extensions of credit by Seller or any of the Seller Subsidiarie and, as of December 31, 1997, all loan commitments and commitments to issue letters of credit and other commitments to extend credit with respect to any one entity or related group of entities in excess of $1,000,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account.

          (b) Except for the contracts and  agreements  required to be listed on
     Schedule 2.11(a) and the loans required to be listed on Schedule 2.11(f), and except as otherwise listed on Schedule 2.11(b), as of December 31, 1997, neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

               (i) agreement, contract, arrangement, understanding or commitment with any labor union;

               (ii) material franchise or license agreement, excluding software license agreements entered into in the ordinary course of business; s

               (iii) written employment, severance, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

               (iv) material agreement, arrangement or commitment (A) not made in the ordinary course of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) or agreements relating to joint ventures or partnerships set forth in
          Schedule 2.02, true and complete copies of which have been furnished to Buyers;

               (v) agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Home Loan Bank ("FHLB") and Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $200,000;

               (vi) contract containing covenants which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

               (vii) contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

               (viii) lease with annual rental payments aggregating $100,000 or more;

               (ix) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with Seller or any of the Seller Subsidiaries in the ordinary course of business; or

               (x) other agreement, contract, arrangement, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $250,000 and extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $1,000,000.

          (c) Seller and/or the Seller Subsidiaries carry property, liability, director and officer errors and omissions, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the heading "Insurance."

          (d) True, correct and complete copies of the agreements, contracts, leases and other documents referred to in Section 2.11(b) have been included with Schedule 2.11(b) hereto. True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11(a) and (c) have been or shall be furnished or made available to Buyers.

          (e) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

          (f) Schedule 2.11(f) under the heading "Loans" contains a true, correct and complete listing, as of December 31, 1997, by account, of (i) all loans in excess of $500,000 of Seller or any of the Seller Subsidiaries that have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Seller or any of the Seller Subsidiaries in excess of $500,000 which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $500,000, as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $500,000 all notification letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against

     Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted to or against Seller or any of the Seller Subsidiaries, any such claim; or (vi) all loans in excess of $250,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Authority, (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith.

     2.12 Absence of Defaults. Neither Seller nor any of the Seller Subsidiaries is in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except in all cases where such default would no t have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole.

     2.13 Litigation and Other Proceedings. Except as set forth on Schedule 2.13 or otherwise disclosed in the Seller Financial Statements, neither Seller nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any shareholder of Seller or any of the Seller
Subsidiaries (or any former shareholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy A ct, the fair lending laws or any other similar laws.

     2.14 Directors' and Officers' Insurance. Each of Seller and the Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are kno wn to Seller.

     2.15 Compliance with Laws

          (a) To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          (b) (i) Each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Seller or any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except in the case of subparts (i) and (ii) where such failure to comply or default would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          (c) Except as set forth on Schedule 2.15(c), neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being acquired in foreclosure or in lieu of foreclosure or being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any Toxic Substance (as defined in Section 2.08), including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment and regulated by federal, state or local law, or
     (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Property or in the construction of structures thereon; and which in each case, reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and, to the best knowledge of Seller, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending or, to the best knowledge of Seller, threatened, and no material claim has been asserted against Seller or any of the Seller
     Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same.

          (d) Neither Seller nor any of the Seller Subsidiaries has received any notification or communication that has not been finally resolved from any Regulatory Authority (i) asserting that the Seller or any of the Seller Subsidiaries or any Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that reasonably could be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole, including, without limitation, such company's status as an insured depository institution under the FDI Act, or
     (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

          (e) Neither Seller nor any of the Seller  Subsidiaries  is required by
     Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

     2.16 Labor. No work stoppage involving Seller or any of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Except as set forth on Schedule 2.13, neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that reasonably could be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

     2.17 Material Interests of Certain Persons. Except as set forth in Seller's proxy statement for its 1998 Annual Meeting of Shareholders, no officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC.

     2.18 Allowance for Loan and Lease Losses; Non-Performing Assets; Financial Assets.

          (a) All of the accounts, notes and other receivables that are reflected in the Seller Financial Statements as of December 31, 1997 were acquired in the ordinary course of business and were collectible in full in the ordinary course of business, except for possible loan and lease losses that are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since December 31, 1997 to the date hereof, has not deviated in any material and adverse manner from the credit and collection experience of Seller and the Seller Subsidiaries, taken as a whole, for the six months ended December 31, 1997.

          (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Seller and the Seller Subsidiaries as of December 31, 1997, were adequate in all material respects under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

          (c) Schedule 2.18(c) sets forth as of the date of this Agreement all assets classified by Seller as real estate acquired through foreclosure or repossession, including foreclosed assets.

          (d) As of December 31, 1997, the aggregate amount of all Non-Performing Assets (as defined below) on the books of Seller and the Seller Subsidiaries did not exceed $3,266,356. "Non-Performing Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Seller as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

          (e) All loans receivable (including discounts) and accrued interest entered on the books of Seller and the Seller Subsidiaries, to the extent unpaid on the Closing Date, arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Seller's or the appropriate Seller Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans or discounts are true and genuine and are what they purport to be. The loans, discounts and the accrued interest reflected on the books of Seller and the Seller Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Seller or the appropriate Seller Subsidiary free and clear of any lien s, restrictions or encumbrances.

          (f) The notes and other evidences of indebtedness evidencing the loans described in Section 2.18(e) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be. Seller and each of the Seller Subsidiaries has good and valid title to the investment securities shown on the Seller Financial Statements and all securities entered on the books of Seller or the appropriate Seller Subsidiary subsequent to December 31, 1997, except for those sold or redeemed in the ordinary course of business. A complete and accurate list of such investment securities as of December 31, 1997 is attached as Schedule 2.18(f). Such list shall be updated each month in writing until the Closing.

     2.19 Employee Benefit Plans.
          ----------------------

          (a) Schedule 2.19(a) lists all pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Seller has furnished Buyers with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

          (b) All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the material requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). All contributions required to be made to Seller Employee Plans have been made or reserved.

          (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"):
     (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Seller or any of the Seller Subsidiaries, to any material tax or penalty; (iv) no defined benefit Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in
     Section 4043 of ERISA since January 1, 1990; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA.

          (d) Except as disclosed in Schedule 2.19(d) or as reflected on the Seller Financial Statements or the notes thereto, neither Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

          (e) Neither Seller nor any of the Seller Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

          (f) Except as disclosed in Schedule 2.19(f), neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

     2.20 Conduct of Seller to Date. From and after December 31, 1997 through the date of this Agreement, except as set forth in the Seller Financial Statements and the Seller Reports: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) except upon the exercise of Seller Stock Options, neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller

Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries; and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business, except in connection with the transactions contemplated by this Agreement.

     2.21 Absence of Undisclosed Liabilities.

          (a) As of December 31, 1997, neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $50,000, individually or $100,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which would be required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP except:

          (i)  debts,   liabilities  or  obligations  reflected  on  the  Seller
     Financial Statements and the notes thereto;

          (ii) operating leases reflected on Schedule 2.11(b); and

          (iii) debts, liabilities or obligations incurred since December 31, 1997 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          (b) Neither Seller nor any of the Seller Subsidiaries was as of December 31, 1997, or since such date to the date hereof, a party to any contract or agreement, excluding deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business, that had, has or may be reasonably expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

     2.22 Proxy Statement, Etc. None of the information regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in
(i) the Registration Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to Seller's shareholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Proxy Statement") or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, o omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which r Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     2.23 Registration Obligations. Neither Seller nor any of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

     2.24 Tax, Regulatory and Accounting Matters. Neither Seller nor any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay receipt of any approval referred to in
Section 6.01(b) or the consummation of the transactions contemplated by this Agreement or (iii) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment.

     2.25 Brokers and Finders. Except for ABN AMRO Incorporated, neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

     2.26 Interest Rate Risk Management Instruments

          (a) Set forth on Schedule 2.26(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound.

          (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Seller, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or a Seller Subsidiary and are in full force and effect. Seller and each of the Seller Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Seller, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     2.27 Accuracy of Information. The statements contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

     2.28 Year 2000 Compliant. To the best knowledge of Seller, both Seller and the Seller Subsidiaries have complied with regulatory bulletins issued through February 28, 1998 by the Federal Financial Institutions Examination Council on the subject of Year 2000 Compliance. Seller and the Seller Subsidiaries have exercised ordinary care in assessing Year 2000 Compliance status of all material computer software, firmware and hardware used in the ordinary course of business as set forth o Schedule 2.28, which is a Y2K Inventory & Risk Assessment Matrix. Seller and the Seller Subsidiaries shall continue to work through Closing with its vendors to renovate or replace non-compliant computer software, firmware and hardware in order to ensure that the testing of renovated or replaced items is substantially underway by December 31, 1998.

                                   ARTICLE III
                                   -----------
                 REPRESENTATIONS AND WARRANTIES OF THE BUYERS

     As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examinations, inspections, audits or other investigations made by Seller, the Buyers hereby represent and warrant to Seller as follows:

     3.01 Organization and Authority. Mercantile and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each of Mercantile and Merger Sub is registered as a bank holding company with the Federal Reserve Board under the BHCA.

     3.02 Capitalization of Mercantile. The authorized capital stock of Mercantile consists of (i) 400,000,000 shares of Mercantile Common Stock, of which, as of April 23, 1998, 134,960,625 shares were issued and [133,115,227] were outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, of which as of the date hereof, no shares were issued and outstanding. Mercantile has designated 2,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 between Mercantile and Mercantile Bank National Association, as Rights Agent (the "Rights Agreement" and, the rights to be issued pursuant thereto, the "Rights"). As of March 31, 1998, Mercantile had reserved: (i) 13,836,802 shares of Mercantile Common Stock for issuance under Mercantile's Shareholder Investment Plan (the "Investment Plan") and various employee and/or director stock option, incentive and/or benefit plans (collectively, "Mercantile
Employee/Director Stock Grants"); (ii) 2,077,000 shares of Mercantile Common Stock for issuance upon the acquisition of Financial Services Corporation of the Midwest ("FSCM") pursuant to the Agreement and Plan of Merger, dated as of April 13, 1998, by and among Mercantile, Merger Sub and FSCM; (iii) 5,400,000 shares of Mercantile Common Stock for issuance upon the acquisition of CBT Corporation ("CBT") pursuant to the Agreement and Plan of Merger, dated as of January 10, 1998, by and among Mercantile, Merger Sub and CBT; and (iv) 13,800,000 shares of Mercantile Common Stock for issuance upon the acquisition of Firstbank of Illinois ("Firstbank") pursuant to the Agreement and Plan of Merger, dated as of January 30, 1998, by and among Mercantile, Merger Sub and Firstbank. From March 31, 1998 through the date of this Agreement, no shares of Mercantile Common Stock have been issued, excluding any such shares which may have been issued i connection with the Investm ent Plan or Mercantile Employee/Director Stock Grants.

     Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes or repurchase its outstanding Equity Securities. Notwithstanding the foregoing, neither Mercantile nor any Mercantile Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Mercantile nor Merger Sub will take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement or (iii) prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment. Except as set forth above, there are no other Equity Securities of

Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive right of any shareholder of Mercantile.

     3.03 Authorization.
          --------------

          (a) Mercantile and Merger Sub each has the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercantile and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against each in accordance with its terms.

          (b) Neither the execution, delivery and performance by Mercantile and Merger Sub of this Agreement, nor the consummation by Mercantile and Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in f the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Mercantile or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or By-Laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub is a party or by which they may be bound, or to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

          (c) Other than in connection with or in compliance with the provisions of the Missouri Statute, the IBCA, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile and Merger Sub of the transactions contemplated by this Agreement.

     3.04 Mercantile Financial Statements. The consolidated balance sheets of Mercantile and its Subsidiaries as of December 31, 1997, 1996 and 1995 and related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, together with the notes thereto, audited by KPMG Peat Marwick LLP, as filed with the SEC on Form 10-K for the year ended December 31, 1997 (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Mercantile nor any of its Subsidiaries has any material contingent liabilities that are not described in the Mercantile Financial Statements.

     3.05 Mercantile Reports. Since January 1, 1995, each of Mercantile and its Subsidiaries has filed any and all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Mercantile Reports." As of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.06 Material Adverse Effect. Since December 31, 1997, there has been no Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

     3.07 Registration Statement, Etc. None of the information regarding Mercantile or any of its Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Mercantile or Merger Sub are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     3.08 Brokers and Finders. Neither Mercantile, Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

     3.09 Accuracy of Information. The statements contained in this Agreement and any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct as of the date hereof in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                                   ----------
                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

     4.01 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Seller and each of the Seller Subsidiaries shall conduct their businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their business organization, employees and advantageous business relationships and retain the services of their officers and key employees.

     4.02 Forbearances of Seller Except as set forth in Schedule 4.02, and except to the extent required by law, regulation or Regulatory Authority, or with the prior written consent of Buyers (unless otherwise specifically noted in this Section 4.02), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

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
          (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that Seller may declare and pay regular quarterly cash dividends of not more than $0.2725 per share on the Seller Common Stock; provided, however, that Seller shall not declare or pay a quarterly dividend for any quarter in whic Seller shareholders will be entitled to receive a regular quarterly dividend on the shares of Mercantile Common Stock to be issued in the Merger;

          (b) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract, (iii) such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice and (iv) pursuant to the provisions of Section 5.10 hereof;

          (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

          (d) propose or adopt any amendments to its Articles of Incorporation or other charter document or By-Laws;

          (e) issue, sell, grant, confer or award any of its Equity Securities, except that the Seller may issue shares of Seller Common Stock upon exercise of the Seller Stock Options outstanding on the date of this Agreement and pursuant to the option granted to Mercantile in connection with the transaction contemplated by this Agreement, or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

          (f) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity
     Securities, whether pursuant to the terms of such Equity Securities or otherwise;

          (g) without first consulting with and obtaining the written consent of Mercantile, cause or permit FNBI to enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount equal to or in excess of $1,000,000 or in any amount which, when aggregated with any and all loans or credit commitments of Seller and the Seller Subsidiaries to such person or entity, would be equal to or in excess of $1,000,000; provided, however, that Seller or any of the Seller Subsidiaries may make any such loan or credit commitment in the event (A) Seller or any Seller Subsidiary has delivered to Buyers or their designated representative a notice of its intention to make such loan and such information as Buyers or their designated representative may reasonably require in respect thereof and (B) Buyers or their designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two (2) business days following the delivery to Buyers or their designated representative of the notice of intention and information as aforesaid; provided further, however, that nothing in this paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding this Section 4.02(g), Seller shall be authorized without first consulting with Buyers or obtaining Buyers' prior written consent, to cause or permit FNBI to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases shall not be in excess of the lesser of 10% of such Pre-Existing Facilities or $50,000;

          (h) directly or indirectly (including through its officers, directors, employees or other representatives) (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyers) relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

          (i) take any action that would (i) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, or (iii) prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment;

          (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

          (k) materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions for its own account of greater than $1,000,000 for U.S. Treasury or Federal Agency Securities and $250,000 for all other investment instruments;

          (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

          (m) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any holder of 10% or more of the outstanding shares of Seller Common Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. ss. 371c and 12 U.S.C. ss. 371c-1, without first obtaining the prior written consent of Buyers, which consent shall not be unreasonably withheld. For purposes of this subsection (m), "control" shall have the meaning associated with that term under 12 U.S.C. ss. 371c.

     4.03 Forbearances of the Buyers. During the period from the date of this Agreement to the Closing Date, the Buyers shall not, without the prior consent of Seller, agree in writing or otherwise to engage in any activity, enter into any transaction or take or omit to take any other action:

          (a) that would (i) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Seller to obtain any necessary approvals of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, or (iii) prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment; or

          (b) which  would make any of the  representations  and  warranties  of
     Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                                    ARTICLE V
                                    ---------
                              ADDITIONAL AGREEMENTS

     5.01 Access and Information; Due Diligence. Buyers and Seller shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to such other party or its Subsidiaries and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

     5.02 Registration Statement; Regulatory Matters.

          (a) Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC the Registration Statement (or the equivalent in the form of preliminary proxy materials) with respect to the shares of Mercantile Common Stock to be issued in the Merger and the exercise of the Seller Stock Options after the Effective Time. Mercantile shall promptly prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable an application for approval of the Merger with the Federal Reserve Board, and such additional regulatory authorities as may require an application, and shall use its best efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Seller and the Seller Subsidiaries shall furnish Mercantile all information concerning Seller and the Seller Subsidiaries and the shareholders thereof as Mercantile may reasonably request in connection with any such action.

          (b) Seller and Buyers shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Mercantile, to consummate such other transactions by and among Mercantile's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time, provided, however, that such actions do not: (i) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; (ii) materially impede or delay the receipt of any approval referred to in Section 6.01(b); (iii) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment unless Buyers first waive Seller's covenants in Sections 5.02(b) and 5.16 hereof and the condition to Buyers' obligation to consummate the Merger set forth in Section 6.03(f) hereof; or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement.

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
          5.03 Shareholder Approval. Seller shall call a special meeting of its shareholders to be held as soon as is reasonably possible for the purpose of voting upon this Agreement and the Merger and related matters. In connection with such meeting, Mercantile shall prepare, subject to the review and consent of Seller, the Proxy Statement (which shall be part of the Registration Statement to be filed with the SEC by Mercantile) and mail the same to the shareholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's shareholders the matters to be voted upon at such meeting. The Board of Directors of Seller hereby does and, subject to the fiduciary duties of the Seller's Board of Directors, as advised by outside legal counsel, will recommend this Agreement and the transactions contemplated hereby to the shareholders of Seller and use its reasonable best efforts to obtain any vote of Seller's shareholders necessary for the approval of this Agreement.

          5.04 Current Information. During the period from the date of this Agreement to the Closing Date, (i) each party will promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party and (ii) Mercantile shall promptly furnish to the Seller copies of all filings by Mercantile with each of the Federal Reserve Board and the SEC. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; (b) any Material Adverse Effect; (c) the issuance or commencement of any governmental and/or regulatory agency complaint, investigation or hearing or any communications indicating that the same may be contemplated and, as to any such matter which shall now or hereafter be in effect, any communications pertaining thereto; or (d) the institution or the threat of any material litigation involving such party.

     5.05 Conforming Entries.

          (a) Notwithstanding that Seller believes that Seller and Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyers may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement, Seller and Buyers shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyers, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

          (b) In addition, from and after the date of this Agreement, Seller and Buyers shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultati on and as hereinafter provided.

          (c) Seller and Buyers shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges, if any, related to or to be incurred in connection with the Merger.

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
          (d) With respect to clauses (a) through (c) of this Section 5.05, it is the objective of Mercantile and Seller that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with GAAP.

     5.06 Environmental Reports. Buyers may perform, as soon as reasonably practicable, but not later than ninety (90) days after the date hereof, a phase one environmental investigation and/or asbestos survey by Environmental Operations, Inc. or any other firm designated by Buyers, or any of them, on all real property owned, leased or operated by Seller or any of the Seller Subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or leased bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within fifteen (15) days after being notified by Sellers of the acquisition or lease of any real property acquired or leased by Seller or any of the Seller Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or leased bank facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If the results of the phase one investigation indicate, in Buyers'
reasonable opinion, that additional investigation is warranted, Buyers may perform, at Buyers' expense, a phase two subsurface investigation or investigations by Environmental Operations, Inc. on properties deemed to warrant such additional study. Buyers shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties and, in any event, shall notify Seller and Environmental Operations, Inc. within fifteen (15) days after receipt of the phase one report that Environmental Operations, Inc. should promptly commence any such phase two investigation. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or (ii) recommended by Environmental Operations, Inc. in such phase one or two report or reports, in the aggregate, t exceed the sum of $500,000, as reasonably estimated by Environmental Operations, Inc., or if the cost of such actions or measures cannot be so reasonably estimated by Environmental Operations, Inc. to be such amounts or less with any reasonable degree of certainty, Buyers shall have the right pursuant to Section 7.01(e) hereof, for a period of fifteen (15) business days following receipt from Environmental Operations, Inc. of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

     5.07 Agreements of Affiliates. Set forth as Schedule 5.07 is a list (which includes all individual and beneficial ownership and also identifies how all such beneficially owned shares are registered on the stock record book of Seller) of all persons whom Seller believes to be "affiliates" of Seller for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment. Seller shall use its best efforts to cause each person who is identified as an " affiliate" to deliver to Mercantile, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit A to this Agreement providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Mercantile Common Stock to be received by such person in the Merger during the period designated in such letter and thereafter in compliance with the applicable provisions of the Securities Act. Prior to the Closing Date, and via letter, Seller shall amend and supplement Schedule 5.07 and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as provided in this Section 5.07.

     5.08 Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger; provided, however, that any and all fees (excluding reasonable out-of-pocket expenses) paid by Seller to its legal counsel, Sidley & Austin, related to the preparation of this Agreement and all other agreements and documentation in connection with the consummation of the transactions contemplated herein, shall not exceed $100,000; provided further, however, that Buyers shall pay all printing expenses and filing fees incurred in connection with this Agreement, the Registration Statement and the Proxy Statement.

     5.09 Miscellaneous Agreements and Consents.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyers, desirable for the consummation of the transactions contemplated by this Agreement.

          (b) Seller, prior to the Effective Time, shall (i) consult and cooperate with Buyers regarding the implementation of those policies and procedures established by Buyers for its governance and that of its
     Subsidiaries and not otherwise referenced in Section 5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonabl request of Buyers, conform Seller's existing policies and procedures in respect of such matters to Buyers' policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyers' policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation or requirement of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

     5.10 Employee Agreements and Benefits.

          (a) Following the Effective Time, Buyers shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 2.11(b) between Seller, any of the Seller Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

          (b) Subject to Section 5.15, the provisions of the Seller Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.

          (c) Except as set forth in Section 5.10(b) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Seller and the Seller Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries into Mercantile's employee benefit plans available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with
     Seller or any of the Seller Subsidiaries for purposes of vesting and eligibility for participation and benefit allocation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles,
     (ii) waiver of all waiting periods, evidence of insurability and pre-existing condition exclusions or penalties, and (iii) full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums and all other similar limitations for the applicable plan year in which the Merger is consummated.

     5.11 Press Releases. Except to the extent disclosure may be required by applicable law, Seller and the Buyers shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     5.12 State Takeover Statutes. Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

     5.13 Directors' and Officers' Indemnification. Mercantile agrees that the Merger shall not affect or diminish any of the duties and obligations of indemnification of Seller or any of the Seller Subsidiaries existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or any of the Seller Subsidiaries arising by virtue of its Articles of Incorporation, Charter or By-Laws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and Mercantile shall continue such duties and obligations in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Mercantile of any potential claim thereunder so as to preserve Seller's rights to such insurance coverage. Mercantile represents that the directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and officers of entities acquired by Mercantile including Seller and the Seller Subsidiaries on and after the Effective Time. After the Effective Time, Mercantile will provide, or cause to be provided, such coverage to the officers and directors of Seller to the same extent as provided to officer and directors of Mercantile's other Subsidiaries.

     5.14 Tax Opinion Certificates. Seller shall cause such of its executive officers and directors as may be reasonably requested by Thompson Coburn to timely execute and deliver to Thompson Coburn a certificate substantially in the form of Exhibit B hereto.

     5.15 Employee Stock Options.

          (a) At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Mercantile Common Stock, and Mercantile shall assume all Seller Stock Options in accordance with the terms of the Seller Stock Plan under which it was issued and the Seller Stock Option Agreement by which it is evidenced. From and after the Effective Time, (i) each Seller Stock Option assumed by Mercantile shall be exercised solely for shares of Mercantile Common Stock, (ii) the number of shares of Mercantile Common Stock subject to each Seller Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Seller Stock Option shall be adjuste by dividing the per share exercise price under such Seller Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Seller Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will d not constitute a "modification" as defined in the Code, as to any Seller Stock Option that is an "incentive stock option" as defined under the Code.

          (b) The shares of Mercantile Common Stock covered by the Seller Stock Options shall be covered by an effective registration statement filed on Form S-8 with the SEC and shall be duly authorized, validly issued and in compliance with all applicable federal and state securities laws, fully paid and nonassessable and not subject to or in violation of any preemptive rights. Mercantile shall maintain the effectiveness of such registration statement (and maintain current status of the prospectus contained therein) for as long as such options remain outstanding. Mercantile shall at and after the Effective Time have reserved sufficient shares of Mercantile Common Stock for issuance with respect to such options. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

     5.16 Best Efforts to Insure Pooling. Each of Mercantile and Seller undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

                                  ARTICLE VI
                                  ----------

                                  CONDITIONS

     6.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval. The approval of this Agreement and the Merger shall have received the requisite vote of shareholders of Seller at the special meeting of shareholders called pursuant to Section 5.03 hereof.

          (b) Regulatory Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Federal Reserve Board and any other federal and/or state regulatory agencies whose approval is required for consummation of the transactions contemplated hereby and all requisite waiting periods imposed by the foregoing shall have expired.

          (c)   Effectiveness  of  Registration   Statement.   The  Registration
     Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (d) No Judicial Prohibition. Neither Seller, Mercantile nor Merger Sub shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (e) Tax Opinion. Each of Buyers and Seller shall have received from Thompson Coburn an opinion (which opinion shall not have been withdrawn at or prior to the Effective Time) reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and to the effect that, as a result of the Merger, except with respect to fractional share interests and assuming that such Seller Common Stock is a capital asset in the hands of the holder thereof at the Effective Time, (i) holders of Seller Common Stock who receive Mercantile Common Stock in the Merger will not recognize gain or loss for federal income tax purposes on the receipt of such stock, (ii) the basis of such Mercantile Common Stock will equal the basis of the Seller Common Stock for which it is exchanged, and
     (iii) and the holding period of such Mercantile Common Stock will include the holding period of the Seller Common Stock for which it is exchanged.

     6.02 Conditions to Obligations of Seller. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Buyers set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except
     (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole, and
     (iii) for the effect of transactions contemplated by this Agreement), and Seller shall have received a certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to such effect.

          (b) Performance of Obligations. Buyers shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

          (c) Permits, Authorizations, etc. Buyers shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

          (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

          (e) Opinion of Counsel. Mercantile shall have delivered to Seller an opinion of Mercantile's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit C to this Agreement.

     6.03 Conditions to Obligations of the Buyers. The obligations of the Buyers to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:


          (a) Representations and Warranties. The representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except
     (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Seller, signing solely in their capacities as officers of Seller, to such effect.

          (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the Chief Executive Officer and Chief Financial Officer, signing solely in their capacities as officers of Seller, to that effect.

          (c) Permits, Authorizations, etc. Seller shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

          (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          (e) Opinion of Counsel. Seller shall have delivered to Buyers an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit D to this Agreement.

          (f) Pooling Letter. The Buyers shall have received as soon as practicable after the date of this Agreement a letter of KPMG Peat Marwick LLP, reasonably satisfactory in form and substance to the Buyers, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, which letter shall have not been withdrawn.

                                   ARTICLE VII
                                   -----------
                        TERMINATION, AMENDMENT AND WAIVER

     7.01 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of Seller:

          (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile and by the Board of Directors of Seller;

          (b) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Seller at any time after May 1, 1999 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

          (c) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Seller if (i) the Federal Reserve Board or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable or (ii) the shareholders of Seller shall not have approved this Agreement at the meeting referred to in Section 5.03;

          (d) by the Executive Committee of the Board of Directors of Mercantile, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a material volitional breach by the other party to this Agreement of any representation, warranty, covenant or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period; or

          (e) by the Executive Committee of the Board of Directors of Mercantile pursuant to and in accordance with the provisions of Section 5.06 hereof.

     7.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01 above, this Agreement shall forthwith become void and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of
Section 5.01 and in Sections 5.08 and 8.02, and except that no termination of this Agreement pursuant to Section 7.01(d) shall relieve the breaching party of any liability to the non- breaching party hereto arising from the intentional, deliberate or willful breach of any representation, warranty, covenant or agreement contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(d).

     7.03 Amendment. This Agreement, the Exhibits and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the Executive Committee of the Board of Directors of Mercantile and the respective Boards of Directors of Merger Sub or Seller, at any time before or after approval of this Agreement by the shareholders of Seller; provided, however, that after any such approval by the shareholders of Seller no such modification shall (A) alter or change the amount or kind of Merger Consideration to be received by holders of Seller Common Stock as provided in this Agreement or (B) adversely affect the tax treatment to holders of Seller Common Stock as a result of the receipt of the Merger Consideration. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

     7.04 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders or stockholders, as the case may be, are, entitled to the benefits thereof.

                                  ARTICLE VIII
                                  ------------
                               GENERAL PROVISIONS

     8.01 Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.05-1.11, 5.02(b), 5.08, 5.10, 5.13 and
5.15 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01 and Sections 5.08, 7.02 and 8.02 shall survive such termination.

     8.02 Indemnification. Buyers and Seller (hereinafter, in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities , Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party and included in the Registration Statement as originally filed or in any amendment therefor and supplement thereof, or in the Proxy Statement, or in any amendment therefor or supplement thereof, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment therefor and supplement thereof, or in the Proxy Statement, or in any amendment therefor or supplement thereof, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state in the Registration Statement as originally filed or in any amendment therefor and supplement thereof, or in the Proxy Statement, or in any amendment therefor and supplement thereof, a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

     8.03 No Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including any corporation deemed to be a successor corporation of any of the parties by operation of law) and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned (except by operation of law) by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.09, 1.10, 1.11, 5.10, 5.13, 5.15 and 8.02 which may be enforced against Mercantile or Seller, as the case may be, by the parties therein identified or described.

     8.04 Severability. Nothing in this Agreement shall be construed to require any party (or any subsidiary of a party) to take any action or fail to take any action in violation of any applicable law, rule or regulation. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

     8.05 No Implied Waiver. No failure or delay on the part of any party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     8.06 Headings. Article, section, subsection and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     8.07 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment, of any provision of this Agreement, shall be effective unless specifically made in writing and duly signed by all parties thereto.

     8.08  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     8.09 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram, telex or facsimile or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (i) if to the Buyers:

                         Mercantile  Bancorporation  Inc.
                         Mercantile  Tower
                         P.O. Box 524
                         St. Louis, MO 63166-0524
                         Attention: John W. Rowe
                                    Executive Vice President
                                    Facsimile:  (314) 425-2752


                     Copy to:

                         Jon W. Bilstrom, Esq.
                         General Counsel
                         Mercantile Bancorporation Inc.
                         Mercantile Tower
                         P.O. Box 524
                         St. Louis, MO 63166-0524
                         Facsimile: (314) 425-1386

                     and

                         Robert M. LaRose, Esq.
                         Thompson Coburn
                         One Mercantile Center
                         St. Louis, Missouri 63101
                         Facsimile: (314) 552-7000

                    (ii) if to Seller:

                         First Financial Bancorporation
                         204 East Washington Street
                         Iowa City, IA 52240
                         Attention: Robert M. Sierk
                                    President and Chief Executive Officer
                                    Facsimile: (319) 337-7299

                     Copy to:

                         Richard G. Clemens, Esq.
                         Sidley & Austin
                         One First National Plaza
                         Chicago, IL 60603
                         Facsimile:  (312) 853-7036

     8.10 Governing Law. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that state.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first written above.

Attest:                                 MERCANTILE BANCORPORATION INC.


/s/  David W. Grant                     By:/s/  John W. Rowe
------------------------------------       ------------------------------------
David W. Grant                             John W. Rowe
                                           Executive Vice President,
                                           Mercantile Bank National Association,
                                           Authorized Officer


Attest:                                 AMERIBANC, INC.


/s/  David W. Grant                     By:/s/  John W. Rowe
------------------------------------       ------------------------------------
David W. Grant                             John W. Rowe
                                           Vice President


Attest:                                 FIRST FINANCIAL BANCORPORATION


/s/  Larry D. Ward                      By:/s/  Robert M. Sierk
------------------------------------       ------------------------------------
Larry D. Ward                              Robert M Sierk
                                           President and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                                AFFILIATE LETTER

                             ________________, 1998

Mercantile Bancorporation Inc.
Mercantile Tower
P.O. Box 524
St. Louis, Missouri  63166-0524

Gentlemen:

     I have been advised that as of the date hereof I may be deemed an "affiliate" ("Affiliate") of First Financial Bancorporation, an Iowa corporation ("Seller"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger among Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), and Seller (the "Merger Agreement"), Seller will be merged with and into Ameribanc (the "Merger"), and as a result of the Merger, I will receive shares of common stock of Mercantile, $0.01 par value ("Mercantile Common Stock").

     In connection with the above transactions, I represent and warrant to Mercantile and agree that:

     A. I will not make any sale, transfer or other disposition of the shares of Mercantile Common Stock in violation of the Act or the Rules and Regulations.

     B. I have no present plan or intent to dispose of the Mercantile Common Stock acquired by me pursuant to the Merger.

     C. I have been advised that the offering, sale and delivery of the shares of Mercantile Common Stock to me pursuant to the Merger will be registered under the Act on a Registration Statement on Form S-4. I have also been advised, however, that, since I may be deemed to be an Affiliate of Seller at the time the Merger Agreement is submitted for a vote of the shareholders of Seller, the shares of Mercantile Common Stock must be held by me indefinitely, unless (i) such shares of Mercantile Common Stock have been registered for distribution under the Act, (ii) a sale of the shares of Mercantile Common Stock is made in conformity with the volume and other applicable limitations of Rule 145, or
(iii) in the opinion of counsel reasonably acceptable to Mercantile, some other exemption from registration under the Act is available with respect to any such proposed sale, transfer or other disposition of the shares of Mercantile Common Stock.

     D. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Mercantile Common Stock, to the extent I felt necessary, with my counsel or counsel for Seller.

     E. I understand that Mercantile is under no obligation to register the sale, transfer or other disposition of the shares of Mercantile Common Stock for sale, transfer or other disposition by me to make compliance with an exemption from registration available.

     F. Notwithstanding the other provisions hereof, I agree not to sell, pledge, transfer or otherwise dispose of, or reduce my risk relative to, shares of Mercantile Common Stock or shares of the common stock, par value $1.25 per share, of Seller during the period 30 days prior to consummation of the Merger, and will not sell, pledge, transfer or otherwise dispose of, or reduce my risk relative to, shares of Mercantile Common Stock during the period from the consummation of the Merger until such time as financial results covering at least 30 days of combined operations of the parties to the Merger have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies. Mercantile agrees that it will publish such financial results within 45 days after the end of the first fiscal quarter of Mercantile containing the required period of post-Merger combined operations.

     G. I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of Mercantile Common Stock and that there will be placed on the certificates for the shares of Mercantile Common Stock, or any substitutions therefore, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction (the acquisition of First Financial Bancorporation) to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Mercantile Bancorporation Inc. of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act. The shares represented by this certificate may not be sold or otherwise transferred prior to the publication by Mercantile Bancorporation Inc. of financial results covering at least 30 days of combined operations subsequent to [the effective date of the Merger]."

     H. I hereby agree that, for a period of one (1) year following the effective date of the Merger, I will obtain an agreement similar to this agreement from each transferee of the shares of Mercantile Common Stock sold or otherwise transferred by me, but only if such transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

     I. Mercantile agrees, for a period of two years after the Effective Time of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145 as the same are presently in effect will be available to me in the event that I desire to transfer any shares of Mercantile Common Stock issued to me pursuant to the Merger.

     It is understood and agreed that this Agreement will terminate and be of no further force and effect and the legend set forth in Paragraph G above will be removed by delivery of substitute certificates without such legend, and the related transfer restrictions shall be lifted forthwith, if the period of time specified in Paragraph F of this Agreement has passed and (i) my shares of Mercantile Common Stock shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf, (ii) I am not at the time an Affiliate of Mercantile and have held the shares of Mercantile Common Stock for at least one (1) year (or such other period as may be prescribed by the Act and the Rules and Regulations) and Mercantile has filed with the Securities and Exchange Commission ("SEC") all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months, (iii) I am not and have not been for at least three (3) months an Affiliate of Mercantile and I have held the shares of Mercantile Common Stock for at least two (2) years, (iv) Mercantile shall have received a letter from the staff of the SEC, or an opinion of Mercantile's General Counsel or other counsel acceptable to Mercantile, to the effect that the stock transfer restrictions and the legend are not required, or (v) if the provisions of Rule 145 are amended to eliminate all restrictions applicable to the Mercantile Common Stock received by me pursuant to the Merger.

     This Agreement shall be binding on my heirs, legal representatives and successors.
                                            Very truly yours,

                                            __________________________________

Accepted as of the _______ day of ________________, 1998.

MERCANTILE BANCORPORATION INC.

By:__________________________________

                                    EXHIBIT B
                                    ---------

                          DIRECTOR/OFFICER CERTIFICATE

______________, 1998

Page 1
                                    EXHIBIT C
                                    ---------
                        LEGAL OPINION OF BUYERS' COUNSEL

                              ______________, 1998

First Financial Bancorporation
204 East Washington Street
Iowa City, IA  52240

     Re: Mercantile Bancorporation Inc.

Ladies and Gentlemen:

     We have acted as counsel to MERCANTILE BANCORPORATION INC., a Missouri corporation ("Mercantile"), and AMERIBANC, INC., a Missouri corporation and wholly owned subsidiary of Mercantile ("Merger Sub"), in connection with the acquisition (the "Acquisition") by Mercantile of FIRST FINANCIAL BANCORPORATION, an Iowa corporation ("Seller"), pursuant to the Agreement and Plan of Merger, dated as of _________, 1998 (the "Agreement"), by and among Mercantile, Merger Sub and Seller. We are rendering this opinion to you pursuant to Section 6.02(e) of the Agreement.

     In rendering the opinions set forth herein, we have examined originals or copies of such corporate records of Mercantile and Merger Sub, such laws and the originals or copies of such other records, agreements, instruments, certificates and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all document submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of certificates submitted to us by officers and representatives of Mercantile and Merger Sub. In addition, with respect to the opinions as to the due execution and binding nature of the Agreement, we have assumed the due execution and delivery of such agreements by all parties thereto other than Mercantile and Merger Sub. In rendering our opinion, we have relied upon certificates of corporate officers of Mercantile and Merger Sub as to certain factual matters material to such opinion, and upon certificates of public officials, all of which certificates have been furnished or made available to you. Capitalized terms not defined herein shall be defined as in the Agreement. Whenever our opinion with respect to the existence or absence of facts is indicated to be based upon our knowledge, we are referring to the actual knowledge of the Thompson Coburn attorneys who have represented Mercantile and Merger Sub in matters that are the subject of this opinion. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Mercantile.

     Based upon and subject to the foregoing, we are of the opinion that:

     (a) Mercantile and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, are each duly qualified to do business and are each in good standing in all jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses require Mercantile or Merger Sub, as the case may be, to be so qualified. Mercantile and Merger Sub are each registered as bank holding companies with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

     (b) Mercantile and Merger Sub possess all corporate power to own and operate their respective properties and to carry out their respective businesses as and where the same are now being conducted.

     (c) Mercantile and Merger Sub each have the corporate power and authority to enter into and deliver the Agreement and to carry out their respective obligations thereunder.

     (d) The Agreement has been duly authorized by all necessary corporate action of the Board of Directors (or a duly authorized committee of the Board) of Mercantile and Merger Sub, respectively, and such Agreement constitutes a valid and binding obligation of Mercantile and Merger Sub that is enforceable against Mercantile and Merger Sub, as the case may be, in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     (e) The execution, delivery and performance by Mercantile and Merger Sub of the Agreement, or the consummation of the Acquisition, or compliance by Mercantile or Merger Sub with any of the provisions of the Agreement will not
(i) violate, conflict with or result in a breach of any of the provisions of, or constitute a default (or event which, with notice or the lapse of time, or both, would constitute a default) under, or result in the termination of, or result in the right to termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the respective properties of Mercantile or Merger Sub under any of the terms, conditions or provisions of (A) the respective Articles of Incorporation or By-laws of Mercantile or Merger Sub, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or (ii) to the best of our knowledge, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub, or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

     (f) Except as received prior to the date hereof, no notice to, filing with, exemption or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile or Merger Sub of the Acquisition as contemplated by the Agreement, other than the filing and approval, as the case may be, of certificates of merger by the Secretaries of State of the States of Missouri and Iowa.

     (g) To the best of our knowledge, the authorized and issued capital of Mercantile consists of (i) 400,000,000 shares, $0.01 par value of Mercantile common stock ("Mercantile Common Stock"), of which, as of [the last day of the most recently ended fiscal quarter], ____________ shares were issued and ____________ shares were outstanding, and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), of which no shares were issued and outstanding. Mercantil has designated [4,000,000] shares of Mercantile Preferred Stock as "[Series B] Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May __, 1998 between Mercantile and Mercantile Bank National Association, as rights agent. As of ____________, 1998, Mercantile had reserved (i) _____________ shares of
Mercantile Common Stock for issuance under the Mercantile stock option and incentive plans; and (ii) [pending acquisitions]. To the best of our knowledge, from [last day of last quarterly period] through the date hereof, no Equity Securities of Mercantile have been issued, excluding any shares of Mercantile Common Stock which may have been issued (i) under the Mercantile stock option and incentive plans or (ii) upon consummation of the acquisition of _____________. To the best of our knowledge, and except as set forth above, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Mercantile, or contracts, commitments, understandings or arrangements by which Mercantile is or may become bound to issue additional shares of capital stock, or options, warrants or rights to purchase or acquire any additional shares of capital stock of Mercantile. To the best of our knowledge, all of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid and nonassessable by Mercantile and none of such shares have been issued in violation of any preemptive or similar right of any shareholder of Mercantile. The shares of Mercantile Common Stock issued pursuant to the Merger Agreement are duly authorized, validly issued, fully paid and nonassessable by Mercantile, and none of such shares are subject to preemptive or other similar rights.

     (h) To the best of our knowledge, neither Mercantile nor Merger Sub is the subject of any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Acquisition.

     (i) There is no litigation, proceeding or controversy before any court or governmental agency, whether federal, state or local, pending or, to the best of our knowledge, threatened, that is likely to have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

     The opinions expressed herein by the undersigned are expressly limited to the laws of the State of Missouri and of the United States of America and the corporate laws of the State of Iowa. We assume no responsibility as to the applicability or the effect of the laws of any other domestic or foreign jurisdiction on the subject transactions.

     This opinion is being rendered solely for the benefit of the addressees hereof and is not to be used or relied upon by any other person without our prior written consent. We expressly disavow any obligation to update this letter in the future.

                                                 Very truly yours,

______________, 1998

Page 1
                                    EXHIBIT D
                                    ---------

                        LEGAL OPINION OF SELLER'S COUNSEL

                              _______________, 1998

Mercantile Bancorporation Inc.
One Mercantile Center
St. Louis, Missouri 63101

     Re: First Financial Bancorporation

Ladies and Gentlemen:

     We have acted as counsel to FIRST FINANCIAL BANCORPORATION, an Iowa corporation ("Seller"), in connection with the acquisition (the "Acquisition") by MERCANTILE BANCORPORATION INC., a Missouri corporation ("Mercantile"), of Seller pursuant to the Agreement and Plan of Merger, dated as of _________, 1998 (the "Agreement"), by and among Mercantile, AMERIBANC, INC., a Missouri corporation and wholly owned subsidiary of Mercantile ("Merger Sub"), and Seller. We are rendering this opinion to you pursuant to Section 6.03(e) of the Agreement.

     In rendering the opinions set forth herein, we have examined originals or copies of such corporate records of Seller and First National Bank Iowa, a national banking association and a subsidiary of Seller ("Bank"), such laws and the originals or copies of such other records, agreements, instruments, certificates and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such documents; and the correctness of certificates submitted to us by officers and representatives of Seller and the Bank. In addition, with respect to the opinions as to the due execution and binding nature of the Agreement, we have assumed the due execution and delivery of the Agreement by all parties thereto other than Seller. In rendering such opinions, we have relied upon the above-described certificates, as to factual matters material to such opinions, and upon certificates of public officials, all of which certificates have been furnished or made available to you. Capitalized terms not defined herein have the meanings specified in the Agreement. Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual conscious knowledge of the Sidley & Austin attorneys who have represented Seller in the matters that are the subject of this letter. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Seller or the Bank, or any of their respective subsidiaries.

     Based upon and subject to the foregoing, we are of the opinion that:

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended.

     (b) The Bank is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States of America.

     (c) Seller and each of the Seller's Subsidiaries possess all necessary corporate power to own and operate their respective properties and to carry on their respective businesses as and where the same are now being conducted, all as described in Seller's most recent 10-K filed with the Securities and Exchange Commission.

     (d) Seller has the necessary corporate power and authority to enter into and deliver the Agreement and to carry out its obligations thereunder.

     (e) The Agreement has been duly authorized by all necessary corporate action of the Board of Directors and the shareholders of Seller, and such Agreement constitutes a valid and binding obligation of Seller that is enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     (f) To our knowledge, neither the execution, delivery and performance by Seller of the Agreement nor the consummation of the Acquisition or compliance by Seller or any Seller Subsidiary with any of the provisions of the Agreement will
(i) violate or result in a breach of any of the provisions of, or constitute a default (or event which, with notice or the lapse of time, or both, would constitute a default) under, or result in the termination of, or result in the right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the respective properties of Seller or any Seller Subsidiary under any of the terms, conditions or provisions of (A) the Articles or Certificate of Incorporation, as the case may be, or By-Laws of Seller or any Seller Subsidiary, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsidiary or any o their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction or decree in which the Seller or any Seller Subsidiary is named or to which any of them is a party, or any statute, rule or regulation applicable to Seller or any Seller Subsidiary or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole.

     (g) Except as received prior to the date hereof, no notice to, filing with, exemption or review by or authorization, consent or approval of any public body or authority is necessary for the consummation by Seller of the Acquisition as contemplated by the Agreement, other than the filing and approval, as the case may be, of certificates of merger by the Secretary of State of the States of Missouri and Iowa.

     (h) The authorized capital stock of Seller consists of: (i) [15,000,000] shares of common stock ("Seller Common Stock"); and nothing has come to our attention that causes us to believe that, as of the date hereof, Seller did not have ________ shares of Seller Common Stock issued and outstanding. Nothing has come to our attention that causes us to believe that, as of the date hereof, options to purchase ________ shares of Seller Common Stock under Seller stock option and incentive plans were not outstanding. Other than as described above, to our knowledge, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Seller, or contracts, commitments, understandings or arrangements by which Seller is or may become bound to issue additional shares of capital stock of Seller, or options, warrants or rights to purchase or acquire any additional share of capital stock of Seller. Nothing has come to our attention that causes us to believe that all of the issued and outstanding shares of Seller Common Stock have not been validly issued, or are not fully paid and nonassessable, or have been issued in violation of any preemptive or similar right of any shareholder of Seller.

     (i) Seller is the owner of record of all of the issued and outstanding shares of capital stock of each of the Seller Subsidiaries. To our knowledge, except as set forth above, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of any of the Seller Subsidiaries, or contracts, commitments, understandings or arrangements by which any of the Seller Subsidiaries is or may become bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire additional shares of its capital stock. Nothing has come to our attention that cause us to believe that all of the issued and outstanding shares of capital stock of each of the Seller Subsidiaries have not been validly issued, or are not fully paid and nonassessable, or have been issued in violation of any preemptive or similar right of any shareholder of such entity.

     (j) To our knowledge, neither Seller nor any Seller Subsidiary is the subject of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Acquisition.

     This opinion is limited to the laws of the State of Illinois and the federal laws of the United States of America. Seller is incorporated under the laws of Iowa. The Agreement provides that it is to be governed by the laws of the State of Missouri. Notwithstanding such factors, we have assumed, with your approval, that the laws of the States of Iowa and Missouri are the same as the laws of the State of Illinois in all respects relevant to our opinions set forth herein. Your counsel has acknowledged to us, on your behalf, that you understand that there may be substantial differences between the laws of the States of Iowa and Missouri and the laws of the State of Illinois, and that no assurance can be given that the laws of the State of Illinois would be applied in interpreting and enforcing the Agreement by any court, including a court located within the State of Illinois or that the Illinois Business Corporation Act is similar to the Iowa Business Corporation Act. Accordingly, we express no opinion and make no representation as to the appropriateness of such assumption for your purposes.

     This opinion is being rendered solely for the benefit of the addressee hereof and is not to be used or relied upon by any other person without our prior written consent. We expressly disavow any obligation to update this letter in the future.

                                                Very truly yours,

                                   EXHIBIT 2.2

                            STOCK OPTION AGREEMENT
                             ----------------------

     STOCK OPTION AGREEMENT ("Option Agreement") dated as of May 7, 1998, by and between MERCANTILE BANCORPORATION INC. ("Buyer"), a Missouri corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and FIRST FINANCIAL BANCORPORATION ("Seller"), an Iowa corporation registered as a bank holding company under the Holding Company Act.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Buyer and Seller are prepared to execute and deliver an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of Seller with and into a wholly owned subsidiary of Buyer; and

     WHEREAS, as a condition to Buyer's entering into the Merger Agreement, Buyer has required that Seller agree, and Seller has agreed, to grant to Buyer the option set forth herein to purchase authorized but unissued shares of the common stock, $1.25 par value, of Seller ("Seller Common Stock").

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     1. Definitions. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Seller hereby grants to Buyer an option (the "Option") to purchase up to 707,189 shares of Seller Common Stock (representing approximately 19.9% of the issued and outstanding shares of Seller Common Stock) at a price per share equal to $37.75 (the "Purchase Price") payable in cash as provided in Section 4 hereof. In no event shall shares of Seller Common Stock for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Seller Common Stock, without giving effect to any shares subject to or issued pursuant to the Option.

     3. Exercise of Option.

     (a) If not then in material breach of the Merger Agreement, Buyer may exercise the Option, in whole or in part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred; provided, however, that:
(i) to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earlier to occur of (A) the Effective Time of the Merger and (B) the termination of the Merger Agreement in accordance with Article VII thereof, provided that in the case of a termination by Buyer pursuant to Section 7.01(d) arising from the volitional breach by Seller of any of its representations, warranties or covenants in the Merger Agreement, the Option shall not terminate until the date that is 12 months following such termination; (ii) if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be; and (iii) that any such exercise shall be subject to compliance with applicable law, including the Holding Company Act.

     (b) As used herein, a "Purchase Event" shall mean any of the following events:

          (i) Seller or any of its Subsidiaries, without having received prior written consent from Buyer, shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter into, authorize, recommend or propose, an agreement, arrangement or understanding with any person (other than Buyer or any of its Subsidiaries) to (A) effect a merger or consolidation or similar transaction involving the acquisition of Seller or any of its Subsidiaries, (B) purchase, lease or otherwise acquire 15% or more of the assets of Seller or any of its Subsidiaries or
     (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership of securities representing 15% or more of the voting power of Seller or any of its Subsidiaries (in each case, other than any such merger, consolidation, purchase, lease, share exchange or similar transaction between or among any two or more Seller Subsidiaries);

          (ii) any person (other than Buyer or any Subsidiary of Buyer, or Seller or any Subsidiary of Seller in a fiduciary capacity) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of 15% or more of the voting power of Seller; or

          (iii) (1) the holders of Seller Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, (2) such meeting shall not have been held, (3) such meeting shall have been canceled prior to termination of the Merger Agreement in accordance with its terms or (4) Seller's Board of Directors shall have withdrawn or modified in a manner adverse to Buyer the recommendation of Selle s Board of Directors with respect to the Merger Agreement; in the case of each of (1), (2), (3) and (4) above, after an Extension Event.

     (c) As used herein, the term "Extension Event" shall mean any of the following events:

          (i) a Purchase Event described in Section 3(b)(i) or (ii) hereof;

          (ii) any person (other than Buyer or any of its Subsidiaries) shall have "commenced" (as such term is defined in Rule 14d-2 under the Exchange
     Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase shares of Seller Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined below) or the right to acquire Beneficial Ownership of 15% or more of the voting power of Seller; or

          (iii) any person (other than Buyer or any Subsidiary of Buyer, or Seller or any Subsidiary of Seller in a fiduciary capacity) shall have publicly announced its willingness, or shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, (x) to make an offer described in clause (ii) above, or (y) to engage in a transaction described in clause (i) above.

          (d) As used herein, the terms "Beneficial Ownership" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

          (e) In the event Buyer wishes to exercise the Option, it shall deliver to Seller a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than ten business days nor later than 30 calendar days from the Notice Date for the closing of such purchase (the "Closing Date").

 4.  Payment  and  Delivery of  Certificates.

     (a) At the closing referred to in Section 3 hereof, Buyer shall pay to Seller the aggregate Purchase Price for the shares of Seller Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Seller.

(b) At such closing,
     simultaneously with the delivery of cash as provided in Section 4(a), Seller shall deliver to Buyer a certificate or certificates representing the number of shares of Seller Common Stock purchased by Buyer, registered in the name of Buyer or a nominee designated in writing by Buyer, and Buyer shall deliver to Seller a letter agreeing that Buyer shall not offer to sell, pledge or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

     (c) If at the time of issuance of any Seller Common Stock pursuant to any exercise of the Option, Seller shall have issued any share purchase rights or similar securities to holders of Seller Common Stock, then each such share of Seller Common Stock shall also represent rights with terms substantially the same as and at least as favorable to Buyer as those issued to other holders of Seller Common Stock.

     (d) Certificates for Seller Common Stock delivered at any closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:
          The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and FIRST FINANCIAL BANCORPORATION, a copy of which is on file at the principal office of FIRST FINANCIAL BANCORPORATION, and to resale restrictions arising under the Securities Act of 1933, as amended, and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by FIRST FINANCIAL BANCORPORATION of a written request therefor.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificates without such legend if Buyer shall have delivered to Seller an opinion of counsel, in form and substance reasonably satisfactory to Seller and its counsel, to the effect that such legend is not required for purposes of the Securities Act and any applicable state securities laws and this Option Agreement.

5. Authorization,  etc.

     (a) Seller hereby represents and warrants to Buyer that:

               (i) Seller has full corporate authority to execute and deliver this Option Agreement and, subject to Section 11(i), to consummate the transactions contemplated hereby;

               (ii)  such  execution,   delivery  and  consummation   have  been
          authorized by the Board of Directors of Seller, and no other corporate proceedings are necessary therefor;

               (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms; and

               (iv) Seller has taken all necessary corporate action to authorize and reserve and, subject to Section 11(i), permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, _________ shares of Seller Common Stock, all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, restrictions (other than federal and state securities restrictions) and security interests and not subject to any preemptive rights.

     (b) Buyer hereby represents and warrants to Seller that:

          (i) Buyer has full  corporate  authority  to execute and deliver  this
     Option   Agreement  and,  subject  to  Section  11(i),  to  consummate  the transactions contemplated hereby;


          (ii) such execution, delivery and consummation have been authorized by all requisite corporate action by Buyer, and no other corporate proceedings are necessary therefor;

          (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms; and

          (iv) any Seller Common Stock or other securities acquired by Buyer upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act and applicable state law.

     6. Adjustment Upon Changes in Capitalization. In the event of any change in Seller Common Stock by reason of stock dividends, split-ups, recapitalizations or the like, the type and number of shares subject to the Option, and the Purchase Price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Seller Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement), the number of shares of Seller Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of Seller Common Stock then issued and outstanding, without giving effect to any shares of Seller Common Stock subject to or issued pursuant to the Option.

     7. Repurchase.

     (a) Subject to the giving of any notices and the receipt of any approvals as contemplated by Section 11(i), at the request of Buyer at any time commencing upon the first occurrence of a Purchase Event described in Section 3(b) hereof and ending 12 months immediately thereafter but not later than the termination of the Option pursuant to Section 3(a) hereof (the "Repurchase Period"), Seller (or any successor entity thereof) shall repurchase the Option from Buyer together wit all (but not less than all, subject to Section 10) shares of Seller Common Stock purchased by Buyer pursuant hereto with respect to which Buyer then has Beneficial Ownership, at an aggregate price (per share, the "Per Share Repurchase Price") equal to the sum of:

          (i) The exercise price paid by Buyer for any shares of Seller Common Stock acquired pursuant to the Option;

          (ii) The difference between (A) the "Market/Tender Offer Price" for shares of Seller Common Stock (defined as the higher (x) of the highest price per share at which a tender or exchange offer has been made for shares of Seller Common Stock or (y) the highest closing sales price per share of Seller Common Stock reported by the Nasdaq National Market, in each case for any day within that portion of the Repurchase Period that precedes the date Buyer gives notic of the required repurchase under this
     Section 7) and (B) the exercise price as determined pursuant to Section 2 hereof (subject to adjustment as provided in Section 6), multiplied by the number of shares of Seller Common Stock with respect to which the Option has not been exercised, but only if the Market/Tender Offer Price is greater than such exercise price; and

          (iii) The difference between the Market/Tender Offer Price and the exercise price paid by Buyer for any shares of Seller Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the Market/Tender Offer Price is greater than such exercise price.

     (b) In the event Buyer exercises its rights under this Section 7, Seller shall, within 10 business days thereafter, pay the required amount to Buyer by wire transfer of immediately available funds to an account designated by Buyer and Buyer shall surrender to Seller the Option and the certificates evidencing the shares of Seller Common Stock purchased thereunder with respect to which Buyer then has Beneficial Ownership, and Buyer shall warrant that it has sole record and Beneficial Ownership of such shares and that the same are free and clear of all liens, claims, charges, restrictions and encumbrances of any kind whatsoever.

     (c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by Buyer and reasonably acceptable to Seller.

     8. Repurchase at Option of Seller and First Refusal.

     (a) Except to the extent that Buyer shall have previously exercised its rights under Section 7, at the request of Seller during the six-month period commencing 12 months following the first occurrence of a Purchase Event, Seller may repurchase from Buyer, and Buyer shall sell the Option to Seller together with all (but not less than all, subject to Section 10) of the Seller Common Stock acquired by Buyer pursuant hereto and with respect to which Buyer has Beneficial Ownership at the time of such repurchase at a price per share equal to the greater of (i) the Per Share Repurchase Price or (ii) the sum of (A) the aggregate Purchase Price of the shares so repurchased plus (B) interest on the aggregate Purchase Price paid for the shares so repurchased from the date of purchase to the date of repurchase at the highest rate of interest announced by Buyer as its prime or base lending or reference rate during such period, less any dividends received on the shares so repurchased. Any repurchase under this
Section 8(a) shall be consummated in accordance with Section 7(b).

     (b) If, at any time after the occurrence of a Purchase Event and prior to the earlier of (i) the expiration of 18 months immediately following such Purchase Event or (ii) the expiration or termination of the Option, Buyer shall desire to sell, assign, transfer or otherwise dispose of the Option or all or any of the shares of Seller Common Stock acquired by it pursuant to the Option, it shall give Seller written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Buyer to Seller, which may be accepted within 10 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Buyer is proposing to transfer the Option or such shares to a third party. In the event the proposed transaction involves the sale of the Option or the shares of Seller Common Stock purchased pursuant to the exercise of the Option for consideration other than cash, the value of such consideration shall be determined by an independent nationally recognized investment banking firm selected by Buyer and reasonably acceptable to Seller. The purchase of the Option or any such shares by Seller shall be closed within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Buyer by wire transfer of immediately available funds to an account designated by Buyer. In the event of the failure or refusal of Seller to purchase the Option or all the shares covered by the Offeror's Notice or if the Federal Reserve Board or any other Regulatory Authority disapproves Seller's proposed purchase of the Option or such shares, Buyer may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of the Option or such shares to such third party at no less than the price specified and on terms no more favorable to the purchaser than those set forth in the Offeror's Notice. The requirements of this Section 8(b) shall not apply to (i) any disposition as a result of which the proposed transferee would Beneficially Own not more than 2% of the voting power of Seller or (ii) any disposition of Seller Common Stock by a person to whom Buyer has sold shares of Seller Common Stock issued upon exercise of the Option.

     9. Registration Rights. At any time after the exercise of the Option by Buyer for an aggregate of at least 50% of the shares subject thereto, Seller shall, subject to the conditions set forth herein, if requested by Buyer, as expeditiously as practicable file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Seller Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Buyer (it being understood and agreed that any such sale or other disposition shall be effected on a widely distributed basis so that, upon consummation thereof, no purchaser or transferee shall Beneficially Own more than 2% of the shares of Seller Common Stock then outstanding). Buyer shall provide all information reasonably requested by Seller for inclusion in any registration statement to be filed hereunder. Selle shall use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at Seller's expense except for underwriting discounts and commissions and the fees and disbursements of Buyer's counsel attributable to the registration of such Seller Common Stock. In no event shall Seller be required to effect more than one registration hereunder. The filing of the registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Seller of Seller Common Stock or if a special audit of Seller would otherwise be required in connection therewith. If requested by Buyer in connection with such registration, Seller shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for parties similarly situated.

     10. Severability. Any term, provision, covenant or restriction contained in this Option Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable. If for any reason such court or Regulatory Authority determines that applicable law will not permit Buyer or any other person to acquire, or Seller to repurchase or purchase, the full number of shares of Seller Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of the parties hereto to allow Buyer or such other person to acquire, or Seller to repurchase or purchase, such lesser number of shares as may be permissible, without any amendment or modification hereof.

     11. Miscellaneous.

     (a) Expenses. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

     (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement and the Merger Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

     (c) Successors; No Third Party Beneficiaries. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

     (d) Assignment. Other than as provided in Section 8 hereof, neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person (whether by operation of law or otherwise), without the express written consent of the other party.

     (e) Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 8.08 of the Merger Agreement (which is incorporated herein by reference).

     (f) Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

     (g) Specific Performance. The parties hereto agree that if for any reason Buyer or Seller shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

     (h) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Missouri applicable to agreements made and entirely to be performed within such state.

     (i) Regulatory Approvals; Section 16(b). If, in connection with (A) the exercise of the Option under Section 3 or a sale by Buyer to a third party under
Section 8, (B) a repurchase by Seller under Section 7 or a repurchase or purchase by Seller under Section 8, prior notification to or approval of the Federal Reserve Board, or any other Regulatory Authority is required, then the required notice or application for approval shall be promptly filed and expeditiously processed and periods of time that otherwise would run pursuant to such Sections shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. In the case of clause (A) of this subsection (i), such filing shall be made by Buyer, and in the case of clause (B) of this subsection (i), such filing shall be made by Seller, provided that each of Buyer and Seller shall use its best efforts to make all filings with, and to obtain consents of, all third parties and Regulatory Authorities necessary to the consummation of the transactions contemplated hereby, including, without limitation, applying to the Federal Reserve Board under the Holding Company Act for approval to acquire the shares issuable hereunder. Periods of time that otherwise would run pursuant to Sections 3, 7 or 8 shall also be extended to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

     (j) No Breach of Merger Agreement Authorized. Nothing contained in this Option Agreement shall be deemed to authorize Seller to issue any shares of Seller Common Stock in breach of, or otherwise breach any of, the provisions of the Merger Agreement nor shall any action taken hereunder by Seller constitute a breach of any of the provisions of the Merger Agreement.

     (k) Waiver and Amendment. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the date first written above.

                                           MERCANTILE BANCORPORATION INC.

                                           By: /s/  John W. Rowe
                                           -----------------------------------
                                           John W. Rowe
                                           Executive Vice President,
                                           Mercantile Bank National Association,
                                           Authorized Officer

                                           FIRST FINANCIAL BANCORPORATION

                                           By: /s/  Robert M. Sierk
                                           -----------------------------------
                                           Robert M. Sierk
                                           President and Chief Executive Officer

                                  EXHIBIT 99.1

FIRST FINANCIAL BANCORPORATION
NEWS RELEASE - FOR IMMEDIATE USE
Date:   May 8, 1998              Contacts:   Robert M. Sierk, President & CEO
                                             (319) 356-9024

To:     Media Name                           A. Russell Schmeiser, EVP & COO
        Attention:  Contact Name             (319) 356-9038
        Mailing Address
        City, State 00000

FIRST FINANCIAL BANCORPORATION ANNOUNCES PLANS TO MERGE WITH
MERCANTILE

Iowa City - First Financial Bancorporation today announced plans to merge with Mercantile Bancorporation Inc. (NYSE:MTL), the St. Louis-based $32 billion bank holding company. First Financial Bancorporation, headquartered in Iowa City, Iowa, is the $550 million one-bank holding company for First National Bank Iowa, which operates in ten locations in the Iowa City/Cedar Rapids Corridor.

First Financial's merger with Mercantile will substantially strengthen Mercantile's market share position in Iowa, moving it to the unrivaled number two position in the state. The acquisition also will allow Mercantile to enter the rapidly growing Iowa City/Cedar Rapids Corridor, garnering a strong market share position in Iowa City and enhancing the company's presence in Cedar Rapids. In addition to improving Mercantile's market position in the state, First Financial operates one of the largest trust departments in Iowa, with nearly $780 million in assets.

"The merger with First Financial, in conjunction with the recently announced Financial Services Corporation of Rock Island, Illinois, merger, complements Mercantile's existing franchises in east and east central Iowa," said W. Randolph Adams, Senior Executive Vice President and Chief Administrative Officer of Mercantile Bancorporation Inc. "We now have a prominent Iowa market presence, reaching from the Mississippi River to the state's western border."

"The opportunity to affiliate with Mercantile provides us with an exceptional financial partner who shares our same community banking philosophy," said Robert
M. Sierk, President and Chief Executive Officer of First Financial Bancorporation. "Since Mercantile entered the Iowa market in 1993, we have watched their growth and progress, as well as their commitment to the communities they serve." Following the merger, Sierk will serve as Chief Executive Officer for the organization's Iowa City banking franchise.

Based upon Mercantile's closing stock price of $52.8125 on May 7, 1998, the transaction is valued at approximately $169 million. First Financial Bancorporation shareholders will receive 0.88 shares of Mercantile common stock for each share or share equivalent of First Financial Bancorporation common stock. The merger is structured as a tax-free exchange, will be accounted for as a pooling of interests, and is expected to close in the third quarter of 1998. As part of its agreement with Mercantile, First Financial granted Mercantile an option to acquire 19.9 percent of its issued and outstanding shares of common stock, exercisable under certain circumstances. In addition, Mercantile may repurchase up to ten percent of the shares issued in the transaction. The merger is subject to the approval of First Financial Bancorporation shareholders and various regulatory authorities, and is projected to be accretive during the first year.

Mercantile Bancorporation, Inc., a $32 billion asset multi-bank holding company headquartered in St. Louis, operates offices in more than 500 locations throughout Missouri, Iowa, Kansas, Illinois and Arkansas. Mercantile currently has acquisitions pending with CBT Corporation, headquartered in Paducah, Kentucky; Firstbank of Illinois Co., headquartered in Springfield, Illinois; and Financial Services Corporation of the Midwest, headquartered in Rock Island, Illinois. Mercantile's non-banking subsidiaries include companies providing brokerage services, asset-based lending, investment advisory services, leasing services and credit life and other insurance products as agent.

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